                          KEYNOTE SYSTEMS INCORPORATED
                           LOAN AND PLEDGE AGREEMENT

         LOAN AND PLEDGE AGREEMENT effective as of 15 January 1999 between Lloyd Taylor and Keynote Systems Incorporated, a California corporation (the "Company").

                                 R E C I T A L S

         A. Shareholder has purchased from the Company on 15 January 1999 (the "Exercise Date") upon exercise of an option ("Option") 300,000 shares of Common Stock (the "Pledged Shares"), at a price of $0.25 per share and a total exercise price of $75,000.000 (the "Exercise Price").

         B. Shareholder is paying the Exercise Price in full by the execution and delivery of this Agreement.

         THE PARTIES AGREE AS FOLLOWS:

         1.       LOAN

                  1.1 PRINCIPAL AND INTEREST. Shareholder hereby promises to pay to the order of the Company the principal amount of $300.00 (the "Loan") together with simple interest at the rate of seven percent (7%) per annum, from the date of this Agreement.

                  1.2 PAYMENT SCHEDULE. Interest shall be due and payable in arrears on the first anniversary of the Exercise Date and on each subsequent anniversary thereafter until all principal and accrued interest have been paid in full. Payment of the entire unpaid principal balance shall be made on or before the fifth anniversary of the Exercise Date.

                  1.3 OPTIONAL PREPAYMENT. The Loan may be prepaid, in whole or in part, at any time without prepayment penalty.

                  1.4 FULL RECOURSE. The Loan is a full recourse obligation and the promise to pay principal is absolute and unconditional and is not subject to offset by Shareholder. Shareholder shall be liable for any deficiency in the collateral.

                  1.5 RIGHT OF REPURCHASE. The Company has a Right of Repurchase under the Option Agreement. If the Company elects to exercise that Right, the Company shall have the right (but not the obligation) to offset the repurchase price directly against accrued interest or principal of the Loan upon notice to the Shareholder.

         2.       SECURITY

                  2.1 PLEDGE. Shareholder hereby assigns and pledges to the Company the Pledged Shares as security for repayment of the Loan in full and payment of all expenses under this Agreement. Shareholder has delivered to the Company the certificates representing the Pledged Shares together with an UNDATED SIGNED Assignment Separate From Certificate.

                  2.2 DIVIDENDS AND DISTRIBUTIONS. Provided that Shareholder is not in default under the Loan, all current cash dividends paid in respect of the Pledged Shares shall be delivered to Shareholder. All other distributions, including liquidating dividends, shares received in recapitalizations or pursuant to stock dividends, shall be delivered to the Company to be held by the Company as additional collateral, whether or not the Shareholder is in default under the Loan. If Shareholder is in default under the Loan, the Company shall be entitled to all current cash dividends.

                  2.3 VOTING RIGHTS. Provided that Shareholder is not in default under the Loan, Shareholder shall have all voting rights with respect to the Pledge Shares on all corporate matters. If Shareholder is in default under the Loan, the Company shall have all such voting rights.

                  2.4 RELEASE OF SECURITY. Upon payment in full of all principal and interest on the Loan, the Pledged Shares shall be released to the Shareholder or the escrow agent as appropriate. At the request of the Shareholder and upon Shareholder's repaying or making arrangements satisfactory to the Company to repay the Loan in part, the Company shall release the Pledged Shares on a pro rata basis in accordance with the portion of that principal payment on the Loan; provided that the ratio of the fair market value of the remaining Pledged Shares to the remaining principal amount of the Loan is not less than such a ratio on the Exercise Date.

         3. ACCELERATION OF THE LOAN. In the event that Shareholder is in default in making any payment required under the Loan for a period of more than five days or ceases to be employed by the Company for any reason, the Company may (i) declare the entire unpaid balance under the Loan immediately due and payable, (ii) sell the Pledged Shares at any private or public sale on not less than ten days' written notice to Shareholder, and otherwise in accordance with the provisions of Section 9504(3) of the California Commercial Code, or (iii) retain the Pledged Shares in satisfaction of the indebtedness evidenced by the Loan pursuant to the provisions of Section 9505(2) of the California Corporations Code. In case of any sale, after deducting the costs of sale, the remaining proceeds of such sale shall be applied first to accrued interest and then to the principal of the Loan, and the balance, if any shall be paid to Shareholder.

         4. AMENDMENT. This Agreement may be amended only upon the written consent of the parties. The Company may waive any provision of this Agreement and may condition such waiver in any manner it deems appropriate.

         5. COSTS AND ATTORNEYS' FEES. All costs and expenses, including reasonable attorneys' fees, incurred in the exercise of any right, power, or remedy conferred by this Agreement shall be an obligation of Shareholder and become part of the indebtedness secured by this Agreement.

         6. RIGHTS OF THE PARTIES. The rights, powers, and remedies of the parties under this Agreement shall be in addition to all rights, powers, and remedies given to them by virtue of any statute or rule of law. Any forbearance or failure or delay by either party in exercising any right, power, or remedy shall not be deemed to be a waiver and any single or partial exercise shall not preclude further exercise.

         7. NOTICES. All notices and other communications shall be in writing and shall be deemed to have been given on the date of service if served personally or on the second day after mailing if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid, and addressed to the most recent address of the parties set forth in the records of the Company.

         8. ASSIGNMENT. The Company's rights under this Agreement may be assigned or transferred in whole or in part to any party to whom the Loan is assigned or transferred. The Shareholder may not transfer his or her interest under this Agreement or in the Pledged Shares for so long as this Agreement shall remain in effect.

         9. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California excluding those laws that direct the application of the laws of another jurisdiction.

         IN WITNESS WHEREOF, the undersigned have executed this Loan and Pledge Agreement the date first written above written.

                                      KEYNOTE SYSTEMS INCORPORATED

                                      By:  /s/ Umang Gupta

                                      Print name:

                                      Title:



                                      SHAREHOLDER



                                      By:  /s/ Lloyd W. Taylor

                                      Print name:  Lloyd W. Taylor



         If I reside in California, or in another community property jurisdiction, my spouse also accepts and agrees to be bound by the terms and conditions of this Agreement.



                                       /s/ Dana S. Taylor

                                       Shareholder's Spouse

                      Assignment Separate From Certificate



         FOR VALUE RECEIVED, employee name hereby assigns and transfers unto Keynote Systems Incorporated (the "Company"), 300,000 shares of Common Stock of the Company represented by certificate number ______ standing in the name of the undersigned on the books of the Company and all rights, obligations, preferences and privileges relating to such securities. The undersigned also does hereby irrevocably constitute and appoint the Secretary of the Company or the transfer agent of the Company as the undersigned's attorney in fact to transfer the said securities on the books of the above named corporation with full Power of Substitution



Dated:_________________________                        ________________________